Exhibit 32. Certification of Chief Executive Officer and Chief Financial Officer of Atlantic

Coast Financial Corporation Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

G. Thomas Frankland, President and Chief Executive Officer, and Thomas B. Wagers, Sr., Senior Vice President and Chief Financial Officer of Atlantic Coast Financial Corporation (the Company), each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2012 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934, and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 1, 2013

/s/ G. Thomas Frankland	_	/s/ Thomas B. Wagers, Sr.

G. Thomas Frankland		Thomas B. Wagers, Sr.
President and Chief Executive Officer		Senior Vice–President and Chief Financial Officer
(Principal Executive Officer)		(Principal Financial and Accounting Officer)